SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 28, 2006
INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of California (State or other jurisdiction of incorporation or organization)	0-26946 (Commission File Number)	94-3125814 (IRS Employer Identification Number)
3560 Bassett Street
Santa Clara, CA 95054

(Address of principal executive offices)
(408) 986-9888

(Registrant’s telephone number, including area code)
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          On February 28, 2006, the Board of Directors of Intevac, Inc. (the “Company”) took action to increase the size of the Board from seven to eight members and elected Dr. Ping Yang, former vice president of research and development at Taiwan Semiconductor Manufacturing Company of Taiwan, R.O.C., to the Board, effective as of March 15, 2006. It has not been determined which, if any, committees of the Board Dr. Yang will serve on.
          Dr. Yang is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is Dr. Yang a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
          A copy of the press release issued by the Company announcing Mr. Yang’s election to the Board is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(c)      Exhibits

99.1	Press Release, dated March 3, 2006, entitled “Intevac, Inc. Names Dr. Ping Yang to Board of Directors”

2

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.
Date: March 3, 2006	By:	/s/ CHARLES B. EDDY III
Charles B. Eddy III
Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

3

EXHIBIT INDEX

Exhibit
No	Description

99.1	Press Release, dated March 3, 2006, entitled “Intevac, Inc. Names Dr. Ping Yang to Board of Directors”